EXHIBIT 25


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM T-1

                       STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
            OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ----

                               -----------

                  THE FIRST NATIONAL BANK OF CHICAGO
          (Exact name of trustee as specified in its charter)

A National Banking Association          36-0899825
                                        (I.R.S. employer
                                        identification number)

One First National Plaza, Chicago, Illinois  60670-0126
(Address of principal executive offices)     (Zip Code)

The First National Bank of Chicago
One First National Plaza, Suite 0286
Chicago, Illinois   60670-0286
Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
(Name, address and telephone number of agent for service)

                        ------------

                    WHITMAN CORPORATION
     (Exact name of obligor as specified in its charter)


         Delaware                       36-6076573
(State or other jurisdiction of       (I.R.S. employer
incorporation or organization)        identification number)


       3501 Algonquin Road
    Rolling Meadows, Illinois 																 60008
(Address of principal executive offices)     (Zip Code)


Debt Securities
(Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.


Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as
          a part of this Statement of Eligibility.

              1. A copy of the articles of association of
                 the trustee now in effect.*

              2. A copy of the certificates of authority of the
                 trustee to commence business.*

              3. A copy of the authorization of the trustee to
                 exercise corporate trust powers.*

          			 4. A copy of the existing by-laws of the trustee.*

          			 5. Not Applicable.

          			 6. The consent of the trustee required by
                 Section 321(b) of the Act.

          			 7. A copy of the latest report of condition of the
                 trustee published pursuant to law or the
                 requirements of its supervising or examining
                 authority.

          			 8. Not Applicable.

          			 9. Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of November, 1996.


         The First National Bank of Chicago, Trustee

         By  /s/ R. D. Manella

         Richard D. Manella
         Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).


EXHIBIT 6



                   THE CONSENT OF THE TRUSTEE REQUIRED
                      BY SECTION 321(b) OF THE ACT





                        November 1, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Whitman Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                        Very truly yours,


                        The First National Bank of Chicago

                        By:  /s/ R. D. Manella
                        Richard D. Manella
                        Vice President


EXHIBIT 7


Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National Plaza, Ste 0460
City, State  Zip:     Chicago, IL  60670
FDCI Certificate No.: 0/3/6/1/8
Call Date:            06/30/96
ST-BK:                17-1630 FFIEC 031
Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                         Dollar Amounts              C400          <-
                         in Dollars        RCFD      BIL MIL THOU
                         ---------------   -----     ------------  ---

ASSETS
1. Cash and balances
due from depository
institutions (from
Schedule RC-A):

a. Noninterest-bearing
   balances and currency
   and coin(1)                             0081     3,572,641      1.a.

b. Interest-bearing
   balances(2)                             0071     6,958,367      1.b.

2. Securities

a. Held-to-maturity securities
   (from Schedule RC-B, column A           1754       0            2.a.

b. Available-for-sale securities
   (from Schedule RC-B, column D)          1773     1,448,974      2.b.

3. Federal funds sold and
securities purchased under
agreements to resell in
domestic offices of the bank
and its Edge and Agreement
subsidiaries,and in IBFs:

a. Federal Funds sold                      0276     5,020,878      3.a.

b. Securities purchased under
   agreements to resell                    0277     918,688        3.b.

4. Loans and lease financing
receivables:

a. Loans and leases, net
   of unearned income
   (from Schedule
   RC-C)                 RCFD 2122 19,125,160                      4.a.

b. LESS: Allowance for
   loan and lease losses
                         RCFD 3123  379,232                        4.b.

c. LESS: Allocated
   transfer risk reserve RCFD 3128  0                              4.c.

d. Loans and leases, net
   of unearned income,
   allowance, and reserve
   (item 4.a minus 4.b and 4.c)            2125    18,745,928      4.d.

5. Assets held in trading accounts         3545    9,599,172       5.

6. Premises and fixed assets
   (including capitalized leases)          2145     623,289        6.

7. Other real estate owned
   (from Schedule RC-M)                    2150     8,927          7.

8. Investments in unconsolidated
   subsidiaries and associated
   companies (from Schedule RC-M)          2130     57,280         8.

9. Customers' liability to this
   bank on acceptances outstanding         2155     632,259        9.

10. Intangible assets (from Schedule RC-M) 2143     156,715       10.

11. Other assets (from Schedule RC-F)      2160     1,592,088     11.

12. Total assets (sum of items 1
    through 11)                            2170     49,335,206    12.
-----------
(1)Includes cash items in process of collection and unposted debits.
(2)Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National Plaza, Ste 0460
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
Call Date:            06/30/96
ST-BK:                17-1630 FFIEC 031
Page RC-2

Schedule RC-Continued
                          Dollar Amounts
                          in Thousands               Bil Mil Thou
                          ---------------            -------------
LIABILITIES

13. Deposits:
    a.  In domestic offices
        (sum of totals of
        columns A and C from
        Schedule RC-E,
        part 1)                            RCON 2200 16,878,870   13.a.

(1) Noninterest-bearing(1)  RCON 6631 7,855,880                   13.a.(1)

(2) Interest-bearing        RCON 6636 9,022,990                   13.a.(2)

    b. In foreign offices,
       Edge and Agreement
       subsidiaries, and
       IBFs (from Schedule
       RC-E, part II)                     RCFN 2200  12,677,057   13.b.

(1) Noninterest bearing     RCFN 6631 766,936                     13.b.(1)

(2) Interest-bearing        RCFN 6636 11,910,121                  13.b.(2)

14. Federal funds purchased
and securities sold under
agreements to repurchase in
domestic offices of the bank
and of its Edge and Agreement
subsidiaries, and in IBFs:

    a. Federal funds purchased            RCFD 0278  1,318,968    14.a.

    b. Securities sold under
       agreements to repurchase           RCFD 0279  1,197,589    14.b.

15. a. Demand notes issued
       to the U.S. Treasury               RCON 2840  104,546      15.a.

    b. Trading Liabilities                RCFD 3548  6,431,784    15.b.

16. Other borrowed money:
  	 a. With original maturity
       of one year or less                RCFD 2332   4,437,636   16.a.

    b. With original maturity
       of more than one year              RCFD 2333   75,308      16.b.

17. Mortgage indebtedness and
    obligations under capitalized
    leases                                RCFD 2910   283,041     17.

18. Bank's liability on
    acceptance executed and
    outstanding                           RCFD 2920   632,259     18.

19. Subordinated notes
    and debentures                        RCFD 3200   1,275,000   19.

20. Other liabilities
    (from Schedule RC-G)                  RCFD 2930   892,947     20.

21. Total liabilities
   (sum of items 13 through 20)           RCFD 2948   46,205,005  21.

22. Limited-Life preferred
    stock and related surplus             RCFD 3282   0           22.

EQUITY CAPITAL

23. Perpetual preferred stock
    and related surplus                   RCFD 3838   0           23.

24. Common stock                          RCFD 3230  200,858      24.

25. Surplus (exclude all
    surplus related to
    preferred stock)                      RCFD 3839  2,349,164    25.

26. a. Undivided profits
       and capital reserves               RCFD 3632  584,878      26.a.

    b. Net unrealized holding
       gains (losses) on
       available-for-sale
       securities                         RCFD 8434  (3,951)      26.b.

27. Cumulative foreign currency
    translation adjustments               RCFD 3284  (748)        27.

28. Total equity capital
   (sum of items 23 through 27)           RCFD 3210  3,130,201    28.

29. Total liabilities, limited-life
    preferred stock, and equity
    capital (sum of items 21, 22,
    and 28)                               RCFD 3300  49,335,206   29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number
   of the statement below that best describes
   the most comprehensive level of auditing
   work performed for the bank by independent
   external auditors as of any date during           Number
   1995                                   RCFD 6724  N/A          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  = Review of the bank's financial statements by external auditors
6  = Compilation of the bank's financial statements by external auditors
7  = Other audit procedures (excluding tax preparation work)
8  = No external audit work
----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.